As filed with the Securities and Exchange Commission on March 14, 2017
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	93-0979187
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

11500 South Eastern Avenue, Suite 240
Henderson, Nevada 89052
(Address of Principal Executive Offices)
Spectrum Pharmaceuticals, Inc. 401(k) Plan,
as amended and restated January 1, 2015
(Full title of the plan)
Rajesh C. Shrotriya, M.D.
Chairman of the Board and Chief Executive Officer
11500 South Eastern Avenue, Suite 240
Henderson, Nevada 89052
(Name and address of agent for service)
(702) 835-6300
(Telephone number, including area code, of agent for service)
Copies to:
Marc G. Alcser, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐     Accelerated filer ☑     Non-accelerated filer ☐    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	500,000 shares	$6.26	$3,130,000	$362.77

(1)
In the event of a stock split, stock dividend, recapitalization or similar transaction involving the Registrant’s common stock, the number of shares registered hereunder shall automatically be increased to cover the additional shares pursuant to the anti-dilution adjustment provisions of the Registrant’s 401(k) Plan, as amended and restated on January 1, 2015 (the “Plan”), and in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Shares of common stock being registered hereunder are accompanied by certain preferred stock purchase rights described in the Rights Agreement dated December 13, 2010 between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation) as rights agent. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by each certificate for the Registrant’s common stock and will be transferred along with and only with its common stock.

(2)
In accordance with Rule 457(h) under the Securities Act, the aggregate offering price of the 500,000 shares of the Registrant’s common stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and the low prices reported by the NASDAQ Stock Market, LLC for the Registrant’s common stock on March 10, 2017, which was $6.26 per share.

EXPLANATORY NOTE
Spectrum Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) in accordance with General Instruction E to register an additional 500,000 shares of its common stock for issuance under the Registrant’s 401(k) Plan, as amended and restated on January 1, 2015 (the “Plan”). The Registrant previously registered for issuance under the Plan: (i) 500,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on May 30, 2006 (File No. 333-134566) and (ii) an additional 500,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on December 24, 2009 (File No. 333-164014). The contents of the foregoing registration statements on Form S-8 are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 14, 2017.
SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Rajesh C. Shrotriya and Kurt A. Gustafson, and each or either of them, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Rajesh C. Shrotriya, M.D. Rajesh C. Shrotriya, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 14, 2017
/s/ Kurt A. Gustafson Kurt A. Gustafson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2017
/s/ Raymond W. Cohen Raymond W. Cohen	Director	March 14, 2017
/s/ Gilles Gagnon, M.Sc., M.B.A. Gilles Gagnon, M.Sc., M.B.A.	Director	March 14, 2017
/s/ Stuart M. Krassner, Sc.D., Psy.D. Stuart M. Krassner, Sc.D., Psy.D.	Director	March 14, 2017
/s/ Luigi Lenaz, M.D. Luigi Lenaz, M.D.	Lead Director	March 14, 2017
/s/ Anthony E. Maida, III, M.A., M.B.A., Ph.D. Anthony E. Maida, III, M.A., M.B.A., Ph.D.	Director	March 14, 2017
/s/ Dolatrai Vyas, Ph.D. Dolatrai Vyas, Ph.D.	Director	March 14, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Certificate of Incorporation, as amended through June 24, 2011. (Filed as Exhibit 3.1 to Form 10-K, No. 001-35006, as filed with the Securities and Exchange Commission on March 2, 2012, and incorporated herein by reference.)

4.2
Second Amended and Restated Bylaws of Spectrum Pharmaceuticals, Inc. (Filed as Exhibit 3.2 to Form 8-K, No. 001-35006, as filed with the Securities and Exchange Commission on August 8, 2012, and incorporated herein by reference.)

4.3
Rights Agreement, dated as of December 13, 2010, between Spectrum Pharmaceuticals, Inc. and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Rights of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-K, No. 000-28782, as filed with the Securities and Exchange Commission on December 13, 2010, and incorporated herein by reference.)

5.1+	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
5.2+*
Opinion letter, dated March 31, 2014, issued by the Internal Revenue Service to Digital Retirement Solutions Inc., the sponsor of the volume submitter profit sharing plan with CODA the form of plan document used for the Spectrum Pharmaceuticals, Inc. 401(k) Plan, as amended and restated January 1, 2015.

23.1+	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2+	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1.)
24.1+	Power of Attorney (included in signature page to this registration statement.)
99.1+	Spectrum Pharmaceuticals, Inc. 401(k) Plan, as amended and restated January 1, 2015.

+	Filed herewith.

*
The Spectrum Pharmaceuticals, Inc. 401(k) Plan, as amended and restated January 1, 2015 (the “Plan”) is a volume submitter profit sharing plan with CODA. The Registrant is permitted to rely on the opinion letter issued by the Internal Revenue Service to Digital Retirement Solutions, Inc., the sponsor of the volume submitter profit sharing plan with CODA upon which the Plan is based, as to the Plan’s compliance, in form, with the qualification requirements of Section 401 of the Internal Revenue Code, and such opinion letter is supplied in lieu of a determination letter.

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